Exhibit 5.1

April 17, 2026

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

Trevi Therapeutics, Inc.

195 Church Street, 16th Floor

New Haven, Connecticut 06510

RE: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-291517) (the “Registration Statement”) filed by Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, an indeterminate number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”), (ii) the preliminary prospectus supplement, dated April 16, 2026 (the “Preliminary Prospectus Supplement”), and (iii) the prospectus supplement, dated April 16, 2026 (the “Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectuses”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 13,340,000 shares of Common Stock, including up to 1,740,000 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company (collectively, the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated as of April 16, 2026 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC and Leerink Partners LLC, as representatives of the several underwriters named in the Underwriting Agreement, which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon copies of the Registration Statement and the Base Prospectus and the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company, including the committees thereof, as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the state laws of New York.

Trevi Therapeutics, Inc.

April 17, 2026

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By: /s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP